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                                                                    Exhibit 5.1


                                 PIPER & MARBURY
                                     L.L.P.
                           1200 NINETEENTH STREET, N.W.            BALTIMORE
                           WASHINGTON, D.C. 20036-2430              NEW YORK
                                   202-861-3900                   PHILADELPHIA
                                FAX: 202-223-2085                    EASTON


                                 July 2, 1998



FileTek, Inc.
9400 Key West Avenue
Rockville, MD  20850

Gentlemen:

      We have assisted in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1, file No. 333-_____ (the "Registration Statement"), relating to ______ shares of Common Stock (including ______ shares to cover over-allotments, if any), $.01 par value per share, of FileTek, Inc., a Delaware corporation (the "Company"), to be offered to the public.

      We have examined the Amended and Restated Certificate of Incorporation and the Bylaws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of the directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

      In examining the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

      Based on the foregoing, we are of the opinion that the shares of Common Stock have been duly authorized for issuance and, after payment therefor in advance and in accordance with the terms and provisions of the Underwriting Agreement among the Company, NationsBanc Montgomery Securities LLC, BancAmerica Robertson Stephens and First Albany Corporation and issuance of the certificates therefor by the Company, will be duly and validly issued, fully paid and nonassessable.

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                                                                 Piper & Marbury
                                                                       L.L.P.

FileTek, Inc.
July 2, 1998
Page 2




      We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,